As filed with the Securities and Exchange Commission on October 7, 2020

Registration No. 333-236903

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NOKIA CORPORATION

(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Karakaari 7, P.O. Box 226 FI-00045 NOKIA GROUP Espoo, Finland +358 10 4488000

(Address of principal executive offices)

NOKIA PERFORMANCE SHARE PLAN 2020

(Full title of the plans)

Ronald A. Antush

Nokia of America Corporation

3100 Olympus Blvd.

Dallas, Texas 75019

+1 (469) 682-7649

(Name, address and telephone number of agent for service)

Copies to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022
+1 (212) 848 7171

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☒     Accelerated filer  ☐     Non-accelerated filer  ☐     Smaller reporting company

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-8, Registration No. 333-236903, originally filed with the Securities and Exchange Commission on March 5, 2020 (the “Original Registration Statement”) and subsequently amended by the Post-Effective Amendment No. 1 to the Original Registration Statement on July 20, 2020 (the “First Amendment”) is being filed by Nokia Corporation (the “Company”) solely to amend the First Amendment, and effectively, the Original Registration Statement, with updated terms and conditions of the Nokia Performance Share Plan 2020. The First Amendment is hereby amended to substitute Exhibit 4.6 to the First Amendment with Exhibit 4.6 to this Amendment. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement or the First Amendment.

Item 8. Exhibits.

The following exhibits are filed as part of this Amendment:

Exhibit No.	Description of Document
*4.6	Terms and Conditions of the Nokia Performance Share Plan 2020, approved by the Board of Directors on March 5, 2020, first amended on July 20, 2020 and subsequently amended on October 6, 2020.
24	Power of Attorney, incorporated herein by reference to Exhibit 24 of the Registration Statement on Form S-8, Registration No. 333-236903, filed with the Securities and Exchange Commission on March 5, 2020.

* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on October 7, 2020

NOKIA CORPORATION

By:	/s/ Esa Niinimäki	By:	/s/ Ulla Nyberg
Name:	Esa Niinimäki	Name:	Ulla Nyberg
Title:	Deputy Chief Legal Officer, Corporate	Title:	Senior Legal Counsel, Corporate Legal

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed below by the following persons in the indicated capacities on October 7, 2020.

Members of the Board of Directors

*	Chair of the Board of Directors
Name: Sari Baldauf

*	Director
Name: Bruce Brown

Director
Name: Thomas Dannenfeldt

*	Director
Name: Jeanette Horan

*	Director
Name: Edward Kozel

*	Director
Name: Elizabeth Nelson

*	Director
Name: Søren Skou

*	Director
Name: Carla Smits-Nusteling

*	Vice Chair of the Board of Directors
Name: Kari Stadigh

*	By: /s/ Ulla Nyberg

Name: Ulla Nyberg

Title: Attorney-in-Fact

President and Chief Executive Officer:

/s/ Pekka Lundmark
Name: Pekka Lundmark

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

/s/ Marco Wirén
Name: Marco Wirén

Authorized Representative in the United States:

/s/ Ronald A. Antush
Name: Ronald A. Antush